SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 18, 2007 (December 13, 2007)

Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into Material Definitive Agreement.

As contemplated at the time of the initial public offering by Orbitz Worldwide, Inc. (the “Company”), on December 14, 2007, the Board of the Directors of the Company (the “Board”) approved the Company entering into indemnity agreements with each of the members of the Board and the following officers of the Company:

Steve Barnhart	President and Chief Executive Officer
Marsha Williams	Senior Vice President, Chief Financial Officer
Mike Nelson	Senior Vice President, Chief Operating Officer
Randy Wagner	Senior Vice President, Chief Marketing Officer
James Shaughnessy	Senior Vice President, General Counsel and Secretary
Frank Petito	Senior Vice President, Corporate Development
Katherine Andreasen	Senior Vice President, Human Resources
Dean Sivley	Senior Vice President, General Manager and Chief Operating Officer – Corporate Solutions

The form of indemnity agreement to be entered into with each director and officer of the Company is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. The Board has also authorized the Company to enter into indemnity agreements with its future directors and officers utilizing the same form of indemnity agreement.

The indemnity agreements provide that the Company will, to the extent permitted by applicable law, indemnify each indemnitee that was, is, or is threatened to be made, a party to or a participant in any civil, criminal or administrative proceeding against all expenses, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with any such proceeding. The indemnity agreements also provide each indemnitee with indemnification rights in the case of proceedings brought by or in the right of the Company and advancement of expenses incurred by the indemnitee in connection with covered proceedings to the fullest extent permitted by applicable law. The rights provided under the indemnity agreements are in addition to any other rights to which an indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation, the Company’s By-laws, or otherwise.

The above summary of the indemnity agreements is qualified in its entirety by reference to the form of indemnity agreement filed as Exhibit 10.1 hereto.

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2007, the Compensation Committee (the “Compensation Committee”) of the Board approved a $25,000 increase to the base salary of Mike Nelson, Chief Operating Officer of the Company, pursuant to his letter agreement with the Company. Mr. Nelson’s base salary following the increase is $350,000 per year.

In addition, on December 13, 2007, the Compensation Committee approved a grant of 29,138 restricted stock units to Mr. Nelson under the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(d)              Exhibits.

Exhibit No.

10.1            Form of Indemnity Agreement for Directors and Officers.

10.2            Form of Restricted Stock Unit Award Agreement for Senior Management.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

December 18, 2007	By:	/s/ James P. Shaughnessy
Name: James P. Shaughnessy
Title: Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnity Agreement for Directors and Officers.

10.2	Form of Restricted Stock Unit Award Agreement for Senior Management.